EXHIBIT 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE COGNEX CORPORATION

2023 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$
[FMV on Grant Date]

Grant Date:

Expiration Date:

Pursuant to the Cognex Corporation 2023 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Cognex Corporation (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.002 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become vested and exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the vesting and exercisability schedule hereunder, this Stock Option shall vest and be exercisable with respect to the following number of Option Shares on the dates indicated so long as Optionee remains in a Service Relationship on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

[Included for Directors: In the event of a corporate transaction, including a merger or reorganization, whereby the holders of the outstanding shares of common stock of the Company before the transaction fail to have a beneficial interest of 51 percent or more of the shares of outstanding common stock of the Company or its successor (or its ultimate parent) after the consummation of the transaction, all the Optionee’s outstanding options to acquire shares of common stock of the Company shall become vested and fully exercisable immediately prior to the consummation of the transaction.]

[Included for Executive Officers: In the event of a corporate transaction, including a merger or reorganization, whereby the holders of the outstanding shares of common stock of the Company before the transaction fail to have a beneficial interest of 51 percent or more of the shares of outstanding common stock of the Company or its successor (or its ultimate parent) after the consummation of the transaction, and within 12 months of the consummation of the transaction, the Optionee’s employment is involuntarily terminated, all the Optionee’s outstanding options to acquire shares of common stock of the Company shall become immediately vested and fully exercisable. For purposes hereof, the Optionee’s employment is considered to be involuntarily terminated if the Company or its successor terminates the Optionee’s employment without Cause or the Optionee resigns the Optionee’s employment for Good Reason. The term “Cause” shall have the meaning set forth in Section 3(c) below. The term “Good Reason” shall mean (i) a material diminution in the Optionee’s duties or responsibilities, excluding for this purpose any diminution related solely to the Company ceasing to be a reporting company for purposes of the Securities Exchange Act of 1934, or (ii) the Company requiring the Optionee to be based at any office or location that is more than fifty (50) miles from the Optionee’s current office.]

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) to the extent permitted by the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) Notwithstanding the foregoing, the Stock Option shall not be exercisable until such time that the Optionee and the Company have duly executed all of the agreements required at the time of grant of the Option by the Company for 1) full-time employment by the Company, if the Optionee is an employee of the Company, including, but not limited to, the Company’s Employee, Invention, Non-Disclosure and Non-Competition Agreement, or 2) consultancy by the Company, if the optionee is a consultant to the Company, including, but not limited to, the Company’s Consultant Agreement, or 3) directorship of the Company, if the Optionee is a director of the Company, including, but not limited to, the Company’s Confidentiality and Non-Competition Agreement.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Service. If the Optionee’s Service Relationship is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of employment, may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

(c) Termination for Cause. If the Optionee’s Service Relationship terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) the Optionee’s willful and continued failure to perform substantially the Optionee’s duties with the Company (other than any failure resulting from incapacity due to physical or mental illness), after a written demand of performance is delivered to the Optionee by the Board or the Chief Executive Officer of the Company which identifies the manner in which the Board or Chief Executive Officer believes that the Optionee has not substantially performed the Optionee’s duties; or (ii) the Optionee’s willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company.

(d) Qualified Retirement. If the Optionee’s Service Relationship terminates due to the Optionee’s Qualified Retirement, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination (after taking into account any acceleration as set forth in Section 1 above), for a period of 12 months from the date of Qualified Retirement or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect. A “Qualified Retirement” shall mean the Optionee’s voluntary resignation from the Company on or after the date that (i) the Optionee is at least 65 years old and the sum of Optionee’s age and years of employment with the Company is 75 or greater; (ii) the Optionee provide written notice to the Company at least nine months prior to the anticipated resignation date; and (iii) the Optionee continues to work for the Company through the anticipated resignation date.

(e) Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, or the Optionee’s Qualified Retirement, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of 30 days from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee. Notwithstanding the foregoing, (i) the Optionee may transfer the stock Option to the Optionee’s spouse or children or to a trust for the benefit of the Optionee or the Optionee’s spouse or children and (ii) the Optionee may transfer the Stock Option pursuant to a divorce decree or other domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, As amended (or the rules thereunder). The Stock Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Stock Option.

6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.

7. No Obligation to Continue Employment or Service. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment or other Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment or Service Relationship of the Optionee at any time.

8. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

[Signature Page Follows]

COGNEX CORPORATION

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

7